Exhibit 99.1

REDFIN CORPORATION
1099 STEWART STREET, SUITE 600
SEATTLE, WA 98101

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RDFN2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71543-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REDFIN CORPORATION

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated March 9, 2025, among Rocket Companies, Inc. ("Rocket"), Neptune Merger Sub, Inc., a wholly owned subsidiary of Rocket ("Merger Sub"), and Redfin Corporation ("Redfin"), as may be amended from time to time, pursuant to which Merger Sub will merge with and into Redfin (the "Merger"), with Redfin surviving the Merger as a wholly owned subsidiary of Rocket.	☐	☐	☐
2.	To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Redfin's named executive officers in connection with the proposed Merger.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.V71544-TBDRedfin Corporation Virtual Special Meeting of Stockholders June 4, 2025 10:00 AM PT This proxy is solicited by the Board of Directors The stockholder hereby appoints Glenn Kelman, Chris Nielsen, and Anthony Kappus, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Redfin Corporation that the stockholder is entitled to vote at the Virtual Special Meeting of Stockholders to be held at 10:00 AM PT on June 4, 2025, online at www.virtualshareholdermeeting.com/RDFN2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side